Exhibit 8.1

[Nelson Mullins Letterhead]

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
104 South Main Street / Ninth Floor / Greenville, South Carolina 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

                                , 2005

Coastal Banking Company, Inc.
36 Sea Island Parkway
Beaufort, South Carolina 29902

First Capital Bank Holding Corporation
1891 South 14th Street
Fernandina Beach, Florida 321-1511

  Re:
  Coastal Banking Company, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Coastal Banking Company, Inc., a South Carolina corporation ("Coastal"), in connection with the proposed merger (the "Merger") of First Capital Bank Holding Corporation, a Florida corporation ("First Capital"), with and into Coastal, pursuant to an Agreement and Plan of Merger dated as of April 6, 2005 and amended on May 19, 2005 (the "Agreement") by and among Coastal and First Capital, as described in the Registration Statement on Form S-4 in the form to be filed by Coastal with the Securities and Exchange Commission today (the "Registration Statement").

        In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and (ii) the representations made to us by First Capital and Coastal in their respective letters to us dated                        , 2005 and delivered to us for purposes of this opinion are accurate and complete.

        Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the exchange in the Merger of First Capital common stock for Coastal common stock will not give rise to gain or loss to the shareholders of First Capital with respect to such exchange (except to the extent of any cash received in lieu of a fractional share interest in Coastal common stock), and neither of First Capital nor Coastal will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from First Capital and Coastal referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from First Capital or

Coastal referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

        This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER—Important Federal Income Tax Consequences".

                      Very truly yours,

                      NELSON MULLINS RILEY & SCARBOROUGH, LLP